EXHIBIT 10.1
AMENDMENT NO. 4
TO
BURLINGTON RESOURCES INC.
1997 EMPLOYEE STOCK INCENTIVE PLAN
The Burlington Resources Inc. 1997 Employee Stock Incentive Plan is hereby amended, effective as of July 28, 2005, as follows:
1.	Section 2.1 is amended to read in its entirety as follows: “2.1 Beneficiary

“The person or persons designated by the Participant as his or her beneficiary under the Plan on a form prescribed by and delivered to the Plan Administrator to whom the Participant’s rights under the Plan shall pass upon the Participant’s death or, if no such effective beneficiary designation is in effect, the person or persons to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.”

2.	The first sentence of Section 6.2(f) is amended to read in its entirety as follows:
“Except as provided below, during a Participant’s lifetime, an Option may be exercisable only by the Participant and Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by Beneficiary designation, by will or by the applicable laws of descent and distribution.”